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                                  EXHIBIT 21.1
                SUBSIDIARIES OF DOANE PET CARE ENTERPRISES, INC.

Name of Subsidiary                    Place of Incorporation/Organization
------------------                    -----------------------------------

Doane Pet Care Company                            Delaware
DPC International Limited                      United Kingdom
Effeffe, S.p.a.                                    Italy
Doane Pet Care Spain, S.A.                         Spain
IPES IBERICA, S.A.                                 Spain
Doane/Windy Hill Joint Venture Corp.              Delaware
Doane/Windy Hill Joint Venture, LLC                Texas